Exhibit 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm in the Statement of Additional Information constituting part of Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Fidelity Advisor Series VII:
Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Technology Fund, Fidelity Advisor Utilities Growth Fund, and Fidelity Advisor Health Care Fund under the heading "Auditor" in the Statement of Additional Information.
              /s/ COOPERS & LYBRAND L.L.P.
        COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 19, 1997